SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C.  20549

                                   FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):   October 31, 2003


                           First Health Group Corp.
            (Exact name of registrant as specified in its charter)


         Delaware                 0-15846                36-3307583
 (State of Incorporation)       (Commission             (IRS Employer
                                File Number)         Identification No.)


 3200 Highland Avenue, Downers Grove, IL                    60515
 (Address of principal executive offices)                 (Zip Code)


                               (630) 737-7900
             (Registrant's telephone number including area code)

 Item 5:   Other Events


 On October 31, 2003, First Health Group Corp. (the "Company") completed the acquisition of all of the outstanding shares of capital stock of Health Net Employer Services, Inc. from Health Net, Inc. for approximately $80 million, subject to certain adjustments. The purchase also includes Health Net Plus Managed Care Services, Inc. and Health Net CompAmerica, Inc. Health Net Employer Services, Inc. is a workers' compensation managed care company based in Irvine, CA. The acquisition was financed with borrowings under the Company's credit facility.



                                  SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               First Health Group Corp.



 November 5, 2003              /s/  Joseph E. Whitters
                               -----------------------
                               Joseph E. Whitters
                               Executive Vice President and
                               Chief Financial Officer